EXHIBIT 99.1

GENNX/TBEI INTERMEDIATE CO.
AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED SEPTEMBER 30, 2016

INDEPENDENT AUDITORS' REPORT

Board of Directors
GenNx/TBEI Intermediate Co. and Subsidiaries
Hoover, Alabama
We have audited the accompanying consolidated financial statements of GenNx/TBEI Intermediate Co. and Subsidiaries (the Company), which comprise the consolidated balance sheet as of September 30, 2016, and the related consolidated statements of income and comprehensive income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Independent Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GenNx/TBEI Intermediate Co. and Subsidiaries as of September 30, 2016, and the consolidated results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Rehmann Robson LLC
Grand Rapids, Michigan
August 15, 2017

CONSOLIDATED FINANCIAL STATEMENTS
GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

(in millions, except share data)	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$0.2
Accounts receivable, net	19.6
Inventories, net	13.2
Prepaid expenses and other current assets	0.5
Deferred income taxes	1.1
Total current assets	34.6
Properties and equipment, net	12.4
Goodwill	55.6
Intangible assets, net	88.4
Business acquisition deposit	47.3
Total assets	$238.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt	$4.9
Accounts payable	12.3
Income tax payable	1.0
Accrued expenses and other current liabilities	8.4
Total current liabilities	26.6
Deferred income taxes	34.4
Long-term debt	115.5
Preferred stock subject to mandatory redemption	1.7
Total liabilities	178.2
Shareholders' equity:
Common stock, $0.01 par value, 1,100 shares authorized; 1,000 shares issued and outstanding	—
Additional paid-in capital	57.1
Retained earnings	3.0
Total shareholders' equity	60.1
Total liabilities and shareholders' equity	$238.3
See notes to consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

(in millions)	For the Year Ended September 30, 2016
Net sales	$158.7
Cost of sales	117.9
Gross profit	40.8
Selling, general, and administrative expenses	21.2
Acquisition-related expenses	1.7
Operating income	17.9
Interest expense	7.4
Income before income taxes	10.5
Income tax expense	4.7
Net income	5.8
Other comprehensive income	—
Comprehensive income	$5.8
See notes to consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

(in millions)	Common Stock	Additional Paid-In Capital	(Accumulated Deficit)/ Retained Earnings	Total
Balance at September 30, 2015	$—	$57.1	$(2.8)	$54.3
Net income	—	—	5.8	5.8
Balance at September 30, 2016	$—	$57.1	$3.0	$60.1
See notes to consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

(in millions)	For the Year Ended September 30, 2016
Cash flows from operating activities:
Net income	$5.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	2.3
Amortization of intangible assets	5.6
Amortization of debt issuance costs	0.5
Gain on sale of properties and equipment	(0.1)
Deferred income taxes	(1.3)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(1.0)
Inventories	0.8
Prepaids and other current assets	(0.3)
Income tax payable	3.3
Accounts payable	1.4
Accrued expenses and other current liabilities	(3.7)
Net cash provided by operating activities	13.3
Cash flows from investing activities:
Purchases of properties and equipment	(2.6)
Proceeds from sale of properties and equipment	0.1
Business acquisition deposit	(47.3)
Net cash used for investing activities	(49.8)
Cash flows from financing activities:
Net increase in revolving credit borrowings	3.9
Proceeds from long-term debt	36.0
Payments of long-term debt	(3.4)
Payments of debt issuance costs	(0.8)
Redemptions of mandatorily redeemable preferred stock	(3.3)
Net cash provided by financing activities	32.4
Net decrease in cash and cash equivalents	(4.1)
Cash and cash equivalents - beginning of year	4.3
Cash and cash equivalents - end of year	$0.2

Supplemental disclosures of cash flow information:
Cash payments for interest	$6.3
Cash payments for income taxes	$0.3
See notes to consolidated financial statements.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
Nature of Business
GenNx/TBEI Intermediate Co. was incorporated on August 21, 2015 in the state of Delaware.
GenNx/TBEI Intermediate Co. and Subsidiaries (the Company) manufacture truck bodies and hydraulic truck hoists. Sales of products are made to original equipment manufacturers, dealers, distributors, and end users principally throughout North America.
On September 30, 2015, GenNx/TBEI Intermediate Co. entered into a merger agreement by which it acquired all of the outstanding shares of common stock in Truck Bodies & Equipment International, Inc. and Subsidiaries. The Company accounted for this acquisition under the purchase method of accounting. The Company incurred transaction costs totaling $0.5 million during the year ended September 30, 2016 related to the merger.
Principles of Consolidation
The consolidated financial statements include the financial statements of the Company and its wholly-owned subsidiaries, Truck Bodies & Equipment International, Inc., Ox Bodies, Inc., Rugby Manufacturing Company, Crysteel Manufacturing, Inc., and Tishomingo Acquisition LLC. All intercompany balances and transactions have been eliminated in consolidation.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company maintains cash balances at high credit quality financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. At various times during the year, such balances may be in excess of the FDIC limit. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances.
Accounts Receivable
The Company provides an allowance for bad debts using the allowance method, which is based on management judgment considering historical information. Products are sold on an unsecured basis, with payment due 30 days after receipt of the invoice. Accounts past due more than 90 days are individually analyzed for collectability. When all collection efforts have been exhausted, the accounts are written off against the related allowance. At September 30, 2016, the allowance was $0.5 million.
Inventories
The Company records inventories using the lower of cost (first-in, first-out) or market method. Inventories are periodically reviewed for obsolescence and overstock by comparing quantities on hand to forecasted future requirements and estimated net realizable value. Items considered obsolete or overstock are written off. Items with a carrying value in excess of net realizable value are written down to net realizable value.
Properties and Equipment
Properties and equipment are stated at their fair values as of the date of the acquisitions and at cost for properties and equipment purchased other than through business acquisitions, less accumulated depreciation and amortization. Management reviews these assets to determine whether there are indicators that would suggest that the carrying value of the assets exceed their respective fair values. Depreciation and amortization of properties and equipment is computed using the straight-line method over the shorter of their estimated useful lives or in the case of assets that are leased, the lease term of the assets. Maintenance, repairs, and minor renewals are charged to expense as incurred, while replacements and major renewals are capitalized.
Construction in Process
Construction in process represents expenditures for property and equipment which have not been placed into service at September 30, 2016. No depreciation expense is taken on these assets until they become operational.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

Goodwill
Goodwill represents the excess of the cost of an acquired business over the amounts assigned to its net assets. Goodwill is not amortized but is tested for impairment at a reporting unit level on an annual basis or when an event occurs or circumstances change that would more likely than not reduce the estimated fair value of a reporting unit below its carrying amount.
Intangible Assets
Definite-lived intangible assets are amortized on a straight-line basis over their estimated useful lives and are tested for impairment whenever an event occurs or circumstances change that indicate the carrying amount may not be recoverable.
Indefinite-lived intangible assets are tested for impairment on an annual basis, or more frequently if an event occurs or circumstances change that indicate the fair value of an indefinite-lived intangible asset could be below its carrying amount. The impairment test consists of comparing the fair value of the indefinite-lived intangible asset with its carrying amount. An impairment loss would be recognized for the carrying amount in excess of its fair value.
Warranties and Product Returns
Products sold are covered by warranties with various terms. Estimated warranty and product return claims costs are accrued in the same period in which the revenue is recognized, based on anticipated costs, utilizing historical experience. The following is a summary of the changes in the Company's warranty liability for the year ended September 30:

(in millions)	2016
Balance at October 1, 2015	$1.0
Provision to expense	1.6
Payments	(1.3)
Balance at September 30, 2016	$1.3
Debt Issuance Costs
The Company presents debt issuance costs as a direct deduction from the face amount of the related borrowings, amortizes debt issuance costs using the effective interest method over the life of the related debt and records the amortization as a component of interest expense.
Income Taxes
Deferred income taxes are recognized to account for the temporary differences between the tax basis of assets and liabilities and the financial reporting amounts. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the current taxes payable (receivable) and the changes in deferred tax assets and liabilities during the period.
The Company evaluated its tax positions and determined it has no uncertain tax liability as of September 30, 2016.
Revenue Recognition
Revenue on sales is recognized when the title passes to the customer, which generally occurs upon delivery or shipment dependent upon the terms of the arrangement with the customer. No future performance obligations exist once title passes. The prices on all sales are fixed and determinable prior to the sale. Estimates for sales returns and discounts are recorded in the period of the related sale.
Estimates
The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated balance sheet and the reported amounts of revenues and expenses during the reporting year. Actual results could differ from those estimates.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

NOTE 2 – INVENTORIES
Inventories consist of the following as of September 30:

(in millions)	2016
Raw materials	$5.8
Work-in-process	2.0
Finished goods	5.9
Reserve for obsolescence	(0.5)
Total	$13.2
NOTE 3 – PROPERTIES AND EQUIPMENT, NET
Properties and equipment, net, consists of the following as of September 30:

(in millions)	2016
Land	$0.5
Buildings and improvements	3.5
Equipment	9.6
Vehicles	0.3
Construction in process	0.6
Subtotal	14.5
Less: accumulated depreciation	(2.1)
Total	$12.4
NOTE 4 – GOODWILL AND OTHER INTANGIBLE ASSETS
The following table summarizes the carrying amount of goodwill:

(in millions)	Total
Balance at October 1, 2015	55.6
Adjustments	—
Balance at September 30, 2016	$55.6
The following table summarizes the gross carrying amount and accumulated amortization of intangible assets for each major class of intangible assets:

	September 30, 2016
(in millions)	Gross Carrying Value	Accumulated Amortization	Net Carrying Value
Definite-lived intangible assets:
Customer relationships (a)	$62.0	$(5.6)	$56.4
Total definite-lived intangible assets	62.0	(5.6)	56.4
Indefinite-lived intangible assets:
Trade names	32.0	—	32.0
Total indefinite-lived intangible assets	32.0	—	32.0
Total intangible assets	$94.0	$(5.6)	$88.4

(a)	Average useful life of customer relationships is 11 years.
Amortization expense for the year ended September 30, 2016 was $5.6 million. The Company estimates that amortization expense will be approximately $5.6 million annually for the next five years and $28.4 million thereafter.

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

NOTE 5 – DEBT
Revolving Credit Agreement
The Company has a Revolving Credit Agreement with PNC Bank that matures in September 2020. Prior to September 30, 2016, the Revolving Credit Agreement allowed for maximum borrowings on the Revolver of $25.0 million and Swing Loan Advances of $2.5 million, subject to certain limitations as defined in the Revolving Credit Agreement. On September 30, 2016, the Company executed an amendment to the Revolving Credit Agreement that increased the maximum borrowings on the Revolver to $30.0 million and Swing Loan Advances to $3.0 million.
The borrowings on the Revolver totaled $19.7 million at September 30, 2016. Borrowings on the Revolver bear interest at LIBOR plus 2.25% with an effective rate of 2.66% at September 30, 2016. The Revolving Credit Agreement is subject to an intercreditor agreement that secures substantially all assets of the Company.
Credit Agreement -Term Loan
The Company has a Credit Agreement (the Brightwood CA) with Brightwood Loan Services, LLC that includes a term loan that allows for $71.0 million in initial borrowings, with a delayed draw of up to $15.0 million under terms defined within the agreement. The loan requires quarterly principal payments equal to 1.125% of the original principal balance. The Brightwood CA is subject to an intercreditor agreement that secures substantially all assets of the Company.
On September 30, 2016, the Brightwood CA was amended to add an incremental term loan of $36.0 million to facilitate the acquisition of Travis Acquisition, LLC (see Note 11), resulting in an increase of the initial borrowings on the term loan to $107.0 million. The amended loan requires quarterly principal payments equal to 1.178% of the total aggregate principal amount outstanding on the initial borrowings.
Borrowings on the term loan bear interest at LIBOR, at a floor of 1.00%, plus 7.50% (effective rate of 8.50% at September 30, 2016). The term loan matures in March 2021. The outstanding balance on the term loan at September 30, 2016 was $103.8 million.
The revolving credit and term debt agreements contain various covenants, including compliance with fixed charge coverage and total net leverage ratios, as defined within the agreements.
Debt Issuance Costs
Debt issuance costs are being amortized over the life of the notes payable. The unamortized balance of the debt issuance costs at September 30, 2016 was $3.1 million. Amortization expense recognized on debt issuance costs was $0.5 million for the year ended September 30, 2016, and has been included in interest expense on the accompanying consolidated statement of income and comprehensive income.
Scheduled annual maturities of long-term debt in accordance with the terms of the agreements as of September 30, 2016 are as follows:

Year Ending September 30,	($ in millions)
2017	$4.9
2018	4.9
2019	4.9
2020	24.6
2021	84.2
Total	$123.5

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

NOTE 6 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other liabilities consist of the following as of September 30:

(in millions)	2016
Compensation	$3.8
Commissions	0.4
Workers' compensation	0.3
Warranty	1.3
Interest	1.1
Acquisition costs	0.6
Other	0.9
Total	$8.4
NOTE 7 – INCOME TAXES
The following table summarizes income tax expense for the year ended September 30:

(in millions)	2016
Current:
Federal	$5.3
State	0.7
Total current tax expense	6.0
Deferred:
Federal	(1.8)
State	0.5
Total deferred tax benefit	(1.3)
Total income tax expense	$4.7
The following table summarizes the differences between the statutory federal income tax rate and the effective income tax rate for the year ended September 30:

($ in millions)	2016
Statutory federal income tax rate	35.0%
State income taxes, net of federal tax benefit	7.4
Domestic production deduction	(5.1)
Non-deductible acquisition costs	5.6
Non-deductible interest expense	1.4
Other, net	0.5
Effective income tax rate	44.8%

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

The following table summarizes deferred income tax assets and liabilities of the Company's continuing operations as of September 30:

(in millions)	2016
Deferred tax assets:
Bad debt reserves	$0.2
Inventory reserves	0.2
Accrued expenses	0.7
Total deferred tax assets	1.1

Deferred tax liabilities:
Depreciation and amortization	(34.4)
Total deferred tax liabilities	(34.4)

Net deferred tax liabilities	$(33.3)
NOTE 8 – PREFERRED STOCK
The Company’s amended and restated Certificate of Incorporation provides for the authorization of 5,000 shares of preferred stock at a par value of $0.01 (the Series A Preferred Stock). The Company issued the 5,000 shares of preferred stock for $5.0 million on September 30, 2015. The preferred stock's mandatory redemption is set at the earlier of a change in control or three years subsequent to the issuance, unless otherwise restricted by the Brightwood CA. The Company must redeem the preferred shares at the redemption price defined within the amended and restated Certificate of Incorporation. The Company can also redeem the shares earlier under certain conditions. The following is a summary of activity for the year ended September 30:

(in millions)	2016
Balance at October 1, 2015	$5.0
Current year redemptions	(3.3)
Balance at September 30, 2016	$1.7
The Company’s preferred stock bears a cumulative dividend at a rate of 10% for September 30, 2015 through March 31, 2017; 15% for April 1, 2017 through September 30, 2017; and 18% for October 1, 2017 through September 30, 2018. Dividends paid or accrued were $0.4 million for the year ended September 30, 2016 and have been included with interest expense.
During March 2017, the Company subsequently redeemed the remaining outstanding shares of the Series A Preferred Stock.
NOTE 9 – EMPLOYEE BENEFIT PLANS
The Company sponsors contributory defined contribution plans covering all eligible employees. The plans are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Participants may contribute up to 100% of their eligible compensation, subject to annual Internal Revenue Service limitations. The Company may elect to make discretionary contributions on behalf of the participants. Contributions to the plan were $0.4 million for the year ended September 30, 2016.
NOTE 10 – COMMITMENTS AND CONTINGENCIES
Leases
The Company leases certain facilities under noncancellable operating leases that expire in various dates through November 2018. The future minimum lease commitments applicable to operating leases are as follows:

Year Ending September 30,	($ in millions)
2017	$0.4
2018	0.1
Total	$0.5

GENNX/TBEI INTERMEDIATE CO. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (CONTINUED)

NOTE 11 – SUBSEQUENT EVENTS
Acquisition of Travis
On September 30, 2016, a subsidiary of GenNx/TBEI Intermediate Co. entered into a purchase agreement by which it acquired 100% of the outstanding common stock in Travis Acquisition, LLC (Travis) for total consideration of $50.5 million, including a $2.9 million earn out provision. The acquisition was primarily financed through draws on the line of credit with PNC Bank and additional term debt with Brightwood Loan Services, LLC totaling $36.0 million (see Note 5). The Company funded a business acquisition deposit of $47.3 million on September 30, 2016. Although the initial cash consideration was transferred on September 30, 2016, based on the terms of the purchase agreement, the Company did not effectively obtain control of Travis until October 1, 2016. As such, the acquisition was not considered to be completed until October 1, 2016, and the initial consideration transferred, which included a preliminary working capital adjustment, is reported as a Business acquisition deposit on the Consolidated Balance Sheet as of September 30, 2016.
The Company incurred transaction costs totaling $1.2 million related to the acquisition during the year ended September 30, 2016.
Subsequent to September 30, 2016, the Company accounted for this acquisition under the purchase method of accounting in accordance with ASC 805, Business Combinations. Accordingly, the total purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The preliminary measurements of estimated fair value set forth in the table below are subject to change during the measurement period as valuations are finalized. The Company expects to finalize the valuation and complete the purchase price allocation as soon as practicable.
The following table summarizes the preliminary estimated fair value of assets acquired and liabilities assumed as of the October 1, 2016 acquisition date:

(in millions)
Purchase price, inclusive of working capital adjustment	$47.6
Estimated fair value of earn out provision	2.9
Total consideration	50.5

Accounts receivable	1.9
Inventories	8.1
Other current assets	0.7
Properties and equipment	9.7
Current liabilities	(3.3)
Deferred tax liabilities	(1.1)
Net assets acquired	$16.0

Goodwill	$34.5
Credit Agreement - Term Loan Amendment
In February 2017, the Brightwood CA was amended to provide for an incremental term loan of $40.0 million to facilitate a distribution to shareholders of approximately $50.0 million, resulting in an increase of the initial borrowings on the term loan to $147.0 million.
Acquisition by Federal Signal
On June 2, 2017, Federal Signal Corporation (Federal Signal) completed the acquisition of all of the outstanding shares of capital stock of the Company. The initial consideration paid by Federal Signal to acquire the Company was approximately $271.8 million, inclusive of cash acquired and a preliminary working capital adjustment.